UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 31, 2005

Medallion Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-27812	04-3291176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

437 Madison Avenue, 38th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 328-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

In April and early May of 2005, management made contact with potential candidates to replace Eisner LLP (“Eisner”) as its independent registered public accountants. Management held several meetings with such firms, and also received a bid offer. Eisner later resigned. The audit report of Eisner on the financial statements of the Company for the past fiscal year contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audit and reviews of the Company’s financial statements through the date hereof, there were no reportable events and there were no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner, would have caused Eisner to make reference thereto in their report on the financial statements for such years.

The Company has furnished to Eisner the statements made in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is Eisner’s letter to the Commission, dated June 3, 2005, regarding these statements.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
16.1	Letter, dated June 3, 2005, from Eisner LLP to the Securities and Exchange Commission, regarding change in certifying accountant of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

/s/ Larry D. Hall
Larry D. Hall
Chief Financial Officer

June 3, 2005

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EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter, dated June 3, 2005, from Eisner LLP to the Securities and Exchange Commission regarding change in certifying accountant of the Company.

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